UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

Diamond Jo, LLC	Peninsula Gaming, LLC	Peninsula Gaming Corp.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

42-1483875	20-0800583	25-1902805
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

3rd Street Ice Harbor
P.O. Box 1750
Dubuque, Iowa  52001-1750
(Address of executive offices, including zip code)

(563) 583-7005
(Registrant’s telephone number, including area code)

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2007, Diamond Jo, LLC (“DJL”) entered into a Minimum Assessment Agreement (the “Minimum Assessment Agreement”) with the City of Dubuque, Iowa (the “City”) and the City Assessor of the City of Dubuque, Iowa, pursuant to which DJL and the City agreed to a minimum actual taxable value of certain real estate and planned improvements thereon relating to DJL’s proposed casino development (the “Development Property”) of $57,890,649 (the “Minimum Actual Value”). The Minimum Actual Value will be in effect upon the earlier of substantial completion of the proposed casino construction or January 1, 2009. DJL has agreed to pay to the City property taxes with respect to the Development Property based upon the actual fair value of the property but not less than the Minimum Actual Value.

On October 1, 2007, the City authorized the issuance of $23,025,000 Urban Renewal Tax Increment Revenue Bonds, Taxable Series 2007 (the “City Bonds”), the proceeds of which are to be used to construct a public parking facility adjacent to the Development Property under the terms of the Amended and Restated Port of Dubuque Public Parking Facility Development Agreement, dated October 1, 2007, between DJL and the City. Scheduled payments of principal and interest on the City Bonds will be funded with DJL’s payments of property taxes with respect to the Development Property and certain supplemental payments, only to the extent necessary, under the Minimum Assessment Agreement. Peninsula Gaming, LLC (the “Company”) has guaranteed DJL’s obligations under the Minimum Assessment Agreement.

Also on October 1, 2007, DJL entered into a Bond Purchase Contract (the “Bond Purchase Contract”) with the City and Robert W. Baird & Co. (“Baird”), the underwriter of the City Bonds, pursuant to which Baird has agreed to purchase and offer for sale all of the aggregate principal amount of the City Bonds. Diamond Jo Worth, LLC (“DJW”), intends to purchase the City Bonds at a purchase price of 100% of the principal amount thereof. DJW intends to fund its purchase of the City Bonds in part through the issuance and sale of $23.0 million aggregate principal amount of its Senior Secured Notes due 2012 (the “Additional DJW Notes”), which will be governed by DJW’s existing indenture, dated July 19, 2005, as amended. On September 28, 2007, DJW entered into an Escrow Agreement with Baird, an escrow agent, and a third party investor, pursuant to which it agreed that, on the closing date of the issuance of the City Bonds, it would enter into a purchase agreement with such third party investor pursuant to which it would issue and sell the Additional DJW Notes, and apply the proceeds of such sale to the purchase of the City Bonds.

The closing of DJW’s issuance and sale of the Additional DJW Notes and DJW’s purchase of the City Bonds is scheduled for October 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENINSULA GAMING, LLC

By: /s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

DIAMOND JO, LLC

By: /s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

PENINSULA GAMING CORP.

By: /s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

Date: October 4, 2007